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                                                                   EXHIBIT 10.13

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406

                   PRODUCT INTEGRATION AND MARKETING AGREEMENT

        THIS PRODUCT INTEGRATION AND MARKETING AGREEMENT is made effective as of November 6, 1998 (the "EFFECTIVE DATE") by GENERAL MAGIC, INC., a Delaware corporation having a place of business at 420 North Mary Avenue, Sunnyvale, California 94086 ("MAGIC"), and INTUIT INC., a Delaware corporation having a place of business at 2535 Garcia Avenue, Mountain View, California 94043 ("INTUIT"). Magic and Intuit sometimes are referred to collectively as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

        A. Magic is engaged in the business of, among other things, designing, developing, and providing a network service known as "Portico," which includes features such as individual calendar and contact information management and communication services and which may be accessed either through the World Wide Web or through the telephone by means of a voice user interface that uses state-of-the-art speech recognition technology.

        B. Intuit is engaged in the business of, among other things, developing and providing individual financial information and management products and services including the products and services available through its "Quicken.com" web site.

        C. Magic and Intuit desire to enter into a long-term relationship whereby the Parties will work together to integrate certain features of Magic's Portico service with Intuit's personal finance technology and the "Quicken.com" web site and to make the benefits of both Parties' technology available to both Parties' customers. The Parties expect that there will be three distinct aspects of their relationship: (1) Intuit will promote, and Magic will provide, a [**] (based on Portico technology) to users of the "Quicken.com" web site that allows such users to access and act upon financial information available on the web site through the telephone; (2) Intuit's personal finance technology will be incorporated into the Portico service and offered to Portico customers; and (3) Intuit will promote to users of this [**] Portico service.

                                    AGREEMENT

                            ARTICLE I -- DEFINITIONS

As used in this Agreement:

        "API" means an applications programmer's interface.

        "BASE FEATURES" means the personal finance features of the Portico Service to be designed and developed by Magic based upon and incorporating the Intuit Personal Finance Technology and to be offered to Portico Subscribers as a [**] so that these subscribers will have access to the applicable portions of the Intuit Personal Finance Content and Personal Financial Information.

        "DERIVATIVES" means (i) for copyrightable or copyrighted material, any translation, abridgment, revision, or other form in which such material may be recast, transformed, or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.


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       "EXCLUSIVITY PERIOD" means the period beginning on the Effective Date and expiring the earlier of (a) [**] after the Effective Date or (b) thirty (30) days after Intuit notifies Magic in writing that Magic is not in compliance with the Magic Exclusivity Criteria and Magic fails to correct such non-compliance within the thirty (30) day period.

        "INTELLECTUAL PROPERTY RIGHTS" means all current and future worldwide copyrights, trade secrets, patents and other patent rights, utility models, mask work rights, moral rights, trademarks, trade names, service marks, and all other intellectual property rights, including all applications and registrations with respect thereto.

        "INTUIT MARKS" means the trademarks, service marks, trade names, and logos of Intuit listed in EXHIBIT A, as such list may be updated from time to time by Intuit.

        "INTUIT PERSONAL FINANCE CONTENT" means the images and information, including stock quotes and ticker-based news, designated by Intuit for inclusion in the Portico Service but excluding Personal Financial Information.

        "INTUIT PERSONAL FINANCE TECHNOLOGY" means the software, programming code, API's, and other technology designated by Intuit and provided to Magic to allow the Portico Service to make available the Intuit Personal Finance Content and Personal Financial Information.

        "INTUIT SITES" means Intuit or Quicken branded or co-branded world wide web sites or online services, including the Quicken Web Site, and any product or service which includes access to the world wide web.

        "LAUNCH DATE" means the first date on which the agreed-upon initial Personal Finance Feature Set is made commercially available to Portico Subscribers.

        "LINK" means a hypertext link, in a textual or graphical form, from one website to another website.

        "MAGIC EXCLUSIVITY CRITERIA" means the following Magic requirements: (a) the Quicken.Com Voice Service is commercially released by the applicable Target Date, (b) the Quicken.Com Voice Service must be competitive with other similar technologies in terms of [**], (c) for the number of people using a voice activated service (similar to Portico) for retrieving information (virtual assistant), Magic is [**], and (d) Magic must not be in breach of this Agreement.

        "MAGIC MARKS" means the trademarks, service marks, trade names, and logos of Magic listed in EXHIBIT B, as such list may be updated from time to time by Magic.

        "PERSONAL FINANCIAL INFORMATION" means an individual's unique personal financial information including portfolio holdings, banking information, bill presentment, and transaction data (e.g., buy and sell orders) stored in or accessible through the Quicken Web Site or the Portico Service, as the case may be.

        "PERSONAL FINANCE FEATURE SET" means the [**] and [**].

        "PORTICO SERVICE" means Magic's proprietary network service as described above, which Magic may market directly or through resellers, in whole or in functional subsets, through multiple levels of distribution, which may be bundled with other goods and services by Magic or third parties, and which may be sublicensed directly or indirectly to enterprise licensees for internal deployment by such licensees.


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        "PORTICO SERVICE GUI" means the graphic user interface for the Portico
Service, as displayed on the Web Site whose URL address, as of the Effective Date, is http://www.portico.net (it being understood that this user interface will be modified by Magic from time to time, pursuant to this Agreement and otherwise).

        "PORTICO SERVICE VUI" means the voice user interface for the Portico Service based on and incorporating Magic's proprietary speech recognition technology (it being understood that this user interface will be modified by Magic from time to time).

        "PORTICO SUBSCRIBER" means any individual who has an account with Magic or any third party through which such individual receives all or any portion of the Portico Service.

        "PORTICO TECHNOLOGY" means the software, programming code, API's, and other technology used by Magic to develop and provide the Portico Service.

        [**] means the [**] to be designed and developed by Magic based upon and incorporating [**] so that these subscribers will have access to the applicable portions of the Intuit Personal Finance Content and Personal Financial Information.

        "QUICKEN WEB SITE" means the web site whose home page is currently (as of the Effective Date) located at the URL "http://www.quicken.com", as such web site may be modified and updated by Intuit from time to time.

        "QUICKEN.COM VOICE SERVICE" means a service to be designed and developed by Magic based upon the Portico Technology and incorporating certain features of the Portico Service and to be offered to users of the Quicken Web Site and to any other Intuit Site designated by Intuit so that such users can access the Intuit Personal Finance Content and their Personal Financial Information through the telephone.

        "TARGET DATES" means the target dates listed in EXHIBIT C for completion of various aspects of the work to be undertaken by the Parties pursuant to this Agreement, as such list may be modified and updated from time to time by written agreement of the Parties.

                     ARTICLE II - QUICKEN.COM VOICE SERVICE

        2.1 DESIGN AND DEVELOPMENT. Subject to SECTION 2.2 (b), with reasonable assistance and input from Intuit regarding the Intuit Personal Finance Technology, Magic will use commercially reasonable efforts to design and develop the Quicken.Com Voice Service by the applicable Target Dates. It is understood and agreed that Magic cannot guarantee the results or success of these efforts, the Target Dates are subject to change as circumstances warrant, and Magic will have no liability to Intuit for any change in the Target Dates, or any failure to complete any portion of this work by the applicable Target Date, as long as Magic is using good faith, commercially reasonable efforts to fulfill its responsibilities in performing this work. This work is expected to include, among other things, (a) identification of the features of the Portico Service to be included in the Quicken.Com Voice Service; (b) the identification of the Intuit Personal Financial Content and Personal Financial Information to be included in the Quicken.Com Voice Service; (c) the development of technical and functional specifications for such features, based on the specifications for the equivalent features of the Portico Service, to be attached hereto as EXHIBIT D when completed; (d) acquisition or development, and implementation, of the hardware, software, and other technology needed to provide the


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        Quicken.Com Voice Service, which may include modifications to the
Portico Technology and interfaces between the Quicken Web Site and the computers and software used by Magic to provide the Quicken.Com Voice Service; and (e) internal and external (i.e., at customer beta sites) evaluation and testing of the Quicken.Com Voice Service until both Parties are satisfied with the quality and reliability of the Quicken.Com Voice Service such that the Quicken.Com Voice Service is suitable for commercial release.

        2.2 INTUIT ASSISTANCE.

            (a) Intuit will assist Magic regarding the Intuit Personal Finance Technology, as Magic may reasonably request from time to time, in the design and development of the Quicken.Com Voice Service. Without limiting the generality of the foregoing, and except as specified in CLAUSE (b) below, Intuit will (i) make available to Magic the facilities and personnel of Intuit or its agents or contractors, as Magic may reasonably request and which is necessary for Magic to fulfill Magic's development obligations under this Agreement ("INTUIT QVS ASSISTANCE"), and (ii) deliver to Magic the APIs, software, and other technology used in connection with the Quicken Web Site, as Magic may reasonably request and as mutually agreed to by the Parties (collectively, the "QUICKEN DELIVERABLES") that are necessary for Magic to fulfill its development obligations under this Agreement.

            (b) In the event Intuit elects not to provide the Intuit QVS Assistance as specified in CLAUSE (a) above, Magic shall not be obligated to include the feature in the Quicken.Com Voice Service which is dependent upon receiving such assistance from Intuit and Intuit shall have no further obligation with respect thereto.

            (c) Magic will have a non-exclusive, non-transferable, [**] license during the term of this Agreement to use and reproduce the Quicken Deliverables, and upon receiving Intuit's consent, may modify and create Derivatives, solely for the purpose of performing the work described in SECTION
2.1. Magic acknowledges that notwithstanding anything to the contrary in the Agreement, Intuit shall not be obligated to provide any support for any modifications or Derivatives to the Quicken Deliverables made by Magic. The Quicken Deliverables will be considered Confidential Information of Intuit subject to the provisions of SECTION 5.3. In addition, if Intuit acquires ownership of any Voice Service Upgrades pursuant to SECTION 5.4(c), Intuit grants to Magic a non-exclusive, non-transferable, [**] license during the term of this Agreement to use, reproduce and perform such Voice Service Upgrades as part of the Quicken.Com Voice Service.

        2.3 ROLL-OUT OF QUICKEN.COM VOICE SERVICE. There will be, [**] as specified in SECTION 2.7 (b) below is sufficient to cover the cost of the [**] and [**] Users of the [**], which would be [**]. Intuit will establish a Link from pages/sections of the Quicken Web Site to one or more web pages through which users will be able to get a passcode (customizable for each individual user) for use with the Introductory QVS Version and initiate use of the


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Introductory QVS Version. The specific appearance and placement of each Link will be determined by Intuit.

        2.4 [**]. In order to [**]. Magic will be permitted to [**], provided that Magic obtains Intuit's approval (which will not be unreasonably withheld) before entering into any binding agreement [**]. Such [**]. The Parties shall mutually agree to the [**] in the Introductory QVS Version.

        2.5 BRANDING, PROMOTION. The Quicken.Com Voice Service will be marketed under present or future Intuit Marks. When the Parties agree that the Quicken.Com Voice Service is or soon will be ready for commercial release, Intuit will promote the Quicken.Com Voice Service on the Quicken Web Site in a manner deemed reasonable by Intuit.

        2.6 PROVISION OF QUICKEN.COM VOICE SERVICE. When the Parties agree that the Quicken.Com Voice Service is ready for commercial release, Magic will begin providing the Quicken.Com Voice Service. Magic shall make available and manage the Quicken.Com Voice Service throughout the term of this Agreement. As between Magic and Intuit, Magic will have sole responsibility for customer service and support of the Introductory QVS Version (it being understood that [**] and the Full QVS Version (it being understood that Magic shall provide the same level of support to users of the Full QVS Version as it provides to users of the Portico Service). Intuit will have sole responsibility for operation of the Quicken Web Site and will [**] Magic to resolve customer questions and problems solely attributable to the content or operation of the Quicken Web Site. Magic will also be solely responsible for making arrangements with, and paying the fees of, one or more telephone service providers in connection with the Quicken.Com Voice Service.

        2.7 FEES AND PAYMENT

            (a) DEVELOPMENT COSTS. Magic shall be responsible for [**] associated with the design and development of the Quicken.Com Voice Service, except that Intuit will be responsible for [**] it incurs in providing assistance and support to Magic pursuant to SECTION 2.2 and SECTION 2.6.

            (b) COST SHARING -- INTRODUCTORY QVS VERSION. [**] of providing the Introductory QVS Version of the Quicken.Com Voice Service to users as follows. Such costs are limited to the costs of operating the Introductory QVS Version (which shall in no event exceed [**] and [**] set forth in SUBSECTION
5.1 below ("INTRODUCTORY QVS COSTS"). [**] All payments received by Magic [**] of the [**], as described in SECTION 2.4, will be applied first toward the [**], second [**], and then any remaining amounts shall be retained by Magic and shall be applied to any [**]. Any remaining Introductory QVS


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Costs [**] as described in the preceding sentence shall be [**] split as follows: (i) [**] will be responsible for [**] of the remaining Introductory QVS Costs, and (ii) with respect to [**] ("[**]"), [**]. Any portion of [**] that is not recovered in any quarter (either from [**] described in the preceding sentence) will carry forward to the next quarter. In no event will [**] be required to (a) pay to [**] any portion of [**] not recovered either from advertising and sponsorship revenue or from deductions from payments made to [**], or (b) refund to [**] any payments made to [**] pursuant to SECTION 2.7(c) and SECTION 4.3.

            (c) REVENUE SHARING - FULL QVS VERSION. Magic will determine, after consultation with Intuit, the fees charged to users of the Quicken.Com Voice Service (subject to SECTION 2.3). Such fee must be approved by Intuit. Magic will bill and receive payments from users of the Quicken.Com Voice Service. [**] of the "VOICE SERVICE REVENUE" (as defined below) received by [**], subject to
SECTION 2.7(B). Within forty-five (45) days after the end of each quarter, [**] will provide [**] with a written report stating 1) the amount of Voice Service Revenue received by [**] during such quarter, 2) the total number of QVS Customers, total number of new QVS Customers, and the total number of QVS Customers that have cancelled their subscription, 3) usage statistics for QVS Customers available to [**] and agreed to by the Parties, and 4) [**] of the costs of operating the Introductory QVS Version during such quarter (to the extent that [**] has not been recovered through [**] as described in SECTION 2.7(b)), along with payment of the amount due to [**] hereunder for such quarter. As used herein, "VOICE SERVICE REVENUE" means [**] ("QVS CUSTOMER") after deducting any taxes (other than income taxes), rebates (based upon programs mutually agreed to by the Parties), refunds, and credits paid or given by [**] in connection with the payment of such fees to [**].

        2.8 VOICE SERVICE UPGRADES. During the term of this Agreement, Magic shall develop enhancements to existing features of the Quicken.Com Voice Service or new features of the Quicken.Com Voice Service (collectively, "VOICE SERVICE UPGRADES") as (a) may be reasonably requested by Intuit from to time, (b) to ensure the Portico Service functionality within the Quicken.Com Voice Service remains in parity, in terms of quality, features and functionality, with the then-current version of the Portico Service, and (c) as necessary to ensure that the Quicken.Com Voice Service remains competitive with any similar service commercially available in the United States. Magic's obligation to develop Voice Service Upgrades pursuant to CLAUSE (A) above is subject to the Parties' agreeing on the fees, if any, to be paid to Magic by Intuit for such development. Magic [**] if the Voice Service Upgrade is included in the Portico Service.

                   ARTICLE III - PERSONAL FINANCE FEATURE SET

        3.1 DESIGN AND DEVELOPMENT.

            (a) Magic will use commercially reasonable efforts to design and develop the Personal Finance Feature Set by the applicable Target Dates. It is understood and agreed that neither Party can guarantee the results or success of these efforts, the Target Dates are subject to change as circumstances warrant, and neither Party will have any liability to the other for any change in the Target Dates, or any failure to complete any portion of this work by the applicable


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Target Date, as long as such Party is using good faith, commercially reasonable efforts to fulfill its responsibilities in performing this work. It is also understood that such design and development by the Target Dates [**] from Intuit with respect to the Intuit Personal Finance Technology ("INTUIT PFF ASSISTANCE"). This work is expected to include, among other things, (a) [**];
(b) the development [**] and the [**], and otherwise [**]; (c) the incorporation by Magic of certain components of the [**] into the [**]; and (d) internal and external (i.e., at customer beta sites) evaluation and testing of the Personal Finance Feature Set until both Parties are satisfied with the quality and reliability of the Personal Finance Feature Set such that the Personal Finance Feature Set is suitable for commercial release. EXHIBIT F contains an overview of the Parties' expected roles and responsibilities in performing this work.

            (b)  [**]

            (c) In the event Intuit elects not to provide the Intuit PFF Assistance as specified in CLAUSE (A) above, Magic shall not be obligated to (1) complete the design and development of the applicable portion of the Personal Finance Feature Set by the applicable Target Dates, or (2) complete the integration of such Personal Finance Feature Set with the Portico Service. Intuit shall have no further obligation with respect to the applicable Intuit Personal Finance Technology thereto.

            (d) When the Parties agree the Personal Finance Feature Set is ready for commercial release, Magic will begin providing the Personal Finance Feature Set as part of the Portico Service. Magic shall make available and manage the Personal Finance Feature Set and Portico Service throughout the term of this Agreement.

        3.2 TECHNOLOGY DELIVERY AND LICENSES

            (a) INTUIT PERSONAL FINANCE TECHNOLOGY. Intuit will deliver to
Magic those components of the Intuit Personal Finance Technology as are necessary for Magic to fulfill its development obligations under this Agreement and reasonably requested by Magic in order for Magic to fulfill its responsibilities in performing the work described in SECTION 3.1 (collectively, the "INTUIT DELIVERABLES"). Magic will have a non-exclusive, non-transferable, [**] license during the term of this Agreement to use and reproduce, and to the extent necessary modify and create Derivatives from, the Intuit Deliverables, solely for the purpose of Magic's development of the Personal Finance Feature Set under this Agreement. The Intuit Deliverables and Derivatives will be considered Confidential Information of Intuit subject to the provisions of
SECTION 5.3. Magic acknowledges that notwithstanding anything to the contrary in the Agreement, Intuit shall not be obligated to provide any support for any modifications or Derivatives to the Intuit Deliverables made by Magic. In addition, if Intuit acquires ownership of any Upgrade pursuant to SECTION 5.4
(C), Intuit grants to Magic a non-exclusive, non-


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transferable, [**] license during the term of this Agreement to use and reproduce such Upgrade solely in connection with Magic's delivery of the Portico Service.

            (b) PORTICO TECHNOLOGY. Magic will deliver to Intuit those components of the Portico Technology as are needed or reasonably requested by Intuit in order for Intuit to assist Magic in the design and development of the Personal Finance Feature Set as described in SECTION 3.1 (collectively, the "MAGIC DELIVERABLES"). Intuit will have a non-exclusive, non-transferable, [**] license during the term of this Agreement to use and reproduce, and to the extent necessary modify and create Derivatives from, the Magic Deliverables, solely for the purpose of performing this work. The Magic Deliverables will be considered Confidential Information of Magic subject to the provisions of
SECTION 5.3.

        3.3 MARKETING. Magic will market and promote the Personal Finance Feature Set when it promotes the Portico Service or OEM versions of the Portico Service. Magic agrees at least [**] of its total marketing and advertising expenditures shall be attributable to the Portico Service, OEM versions of the Portico Service, and/or the Quicken.Com Voice Service.

        3.4 BRANDING; CUSTOMER SUPPORT. The Personal Finance Feature Set, including the components of the Quicken Web Site incorporated into the Portico Service GUI, will be prominently identified by the Intuit Marks in a manner reasonably acceptable to both Parties, it being understood that the Portico Service is, and will continue to be, marketed under and branded with the Magic Marks (or, in some cases, the trademarks of Magic's resellers). Magic will provide all customer service and support to Portico Subscribers for the Portico Service including the Personal Finance Feature Set. Intuit will [**] to Magic for questions and problems solely attributable to the Quicken Web Site or the Intuit Personal Finance Technology. The Parties will at all times cooperate to ensure that customer questions and complaints are handled in a prompt and professional manner. The level of such customer services shall be equal to or better than the level of service generally provided and/or marketed by Magic to customers of the Portico Service.

        3.5 PROVISION OF CONTENT AND BACK-END SERVICE. As needed for beta tests and otherwise during the development of the Personal Finance Feature Set, and beginning upon the Launch Date, Intuit will (a) make available the Intuit Personal Finance Content and Personal Financial Information for access and use by Portico Subscribers who are entitled to receive the Personal Finance Feature Set; and (b) maintain the Quicken Web Site to permit access by Portico Subscribers to the Personal Finance Feature Set or, to the extent the Personal Finance Feature Set is not provided through the Quicken Web Site, assist Magic in receiving such back-end technical service and support as is needed by Magic for the provision of the Personal Finance Feature Set by Magic.

        3.6 FEES AND PAYMENT.

            (a) Magic shall be responsible for all costs associated with the design and development of the Portico Service, except that Intuit will be responsible for all costs it incurs in providing assistance and support to Magic pursuant to SECTION 3.1(a), SECTION 3.4, and SECTION 3.5.

            (b) [**]. As between Intuit and Magic, Magic will determine, in its sole discretion, the fees charged to Portico Subscribers for the Premium Options. Magic (or its resellers) will bill and receive payment from Portico Subscribers for the Premium Options. The fees to be paid by Magic to Intuit for the Premium Options ("PREMIUM OPTION FEES") will be mutually agreed on a case-by-


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case basis for each Premium Option as the Parties decide to add to the Personal
Finance Feature Set; [**]. No Premium Option shall be made available by Magic (or its resellers) until the fee to Intuit is agreed to by the Parties. Within forty-five (45) days after the end of each quarter, Magic will provide Intuit with a written report with Premium Option usage data for such quarter, along with payment of the Premium Option Fees due to Intuit for such quarter.

        3.7 UPGRADES. During the term of this Agreement, Magic shall develop enhancements to the existing Personal Finance Feature Set, or new Base Features or Premium Options (collectively, "UPGRADES"), as (a) may be reasonably requested by Intuit from to time and (b) necessary to ensure that the Personal Finance Feature Set remains competitive with any similar service commercially available in the United States. Magic's obligation to develop Upgrades pursuant to CLAUSE (a) above is subject to the Parties' agreeing on the fees, if any, to be paid to Magic by Intuit for such development. Magic [**] if the Upgrade is included in the Portico Service in order for the Portico Service to remain competitive with any similar service commercially available in the United States.

        3.8 EXCLUSIVITY COVENANTS

            (a) BY MAGIC. Magic agrees that during the Exclusivity Period, Intuit will be the sole and exclusive sponsor of and provider of the personal finance features of the Portico Service and Magic will not directly or indirectly enter into any agreement for the provision of personal finance features nor authorize a third party to refer to itself as a provider or sponsor of personal finance functionality for the Portico Service. It is understood that the foregoing covenant is not intended to restrict Magic from incorporating additional personal finance content or functionality (other than the Intuit Personal Finance Content and the Personal Finance Feature Set) supplied by a third party into the Portico Service, provided that (i) Magic uses commercially reasonable efforts to first obtain such content and/or functionality from Intuit; and (ii) in the event Intuit elects not to provide such feature/content, Magic obtains the consent of any such third party to allow the content or functionality it provides to be identified, in a manner approved by Intuit, as being sponsored by Intuit. It is further understood that Magic may provide a subset of the features and functionality of the Portico Service (excluding the Personal Finance Feature Set) to third party resellers for incorporation into products or services marketed and distributed by such third parties under their own marks and that such third party products and services may contain personal finance content or functionality not provided by Intuit, provided that such third party resellers agree to provide Intuit with the right to be identified as the sponsor of such personal finance content or functionality in a manner approved by Intuit.

            (b) BY INTUIT. Intuit agrees that during the Exclusivity Period, Magic will be (and will have the right to refer to itself as) the "exclusive provider" of voice access to users of the Quicken Web Site located in the United States. As long as Magic has this "exclusive provider" status, (i) Intuit will not enter into any agreement or arrangement with any third party for such third party to provide a voice service similar to either the Introductory QVS Version or the Full QVS Version of the Quicken.Com Voice Service (i.e., access through a designated telephone number to the content available through the Quicken Web
Site), and (ii) when marketing the Quicken.Com Voice Service, Intuit will refer to Magic as the exclusive provider of voice access to the Quicken Web Site.


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                     ARTICLE IV - UPGRADE TO PORTICO SERVICE

        4.1 PROMOTION OF UPGRADE. Within a reasonable period of time not to exceed thirty (30) days after the Quicken.Com Voice Service becomes commercially available, Intuit will begin to promote, on the Quicken Web Site an upgrade from the Quicken.Com Voice Service to [**] Portico Service (including the [**] available at such time). At the same time, [**] the Quicken.Com Voice Service. [**]. This version of the Portico Service shall, at Intuit's discretion, be marketed under the Intuit Marks in a manner reasonably acceptable to Magic (which may include use of the "MagicTalk" marks), under the Magic Marks, or under the name and trademarks of a third party reseller chosen by Magic and reasonably acceptable to Intuit, pursuant to a separate agreement between Magic and such reseller. Intuit will notify Magic in writing which of these three branding options Intuit prefers. The Parties will work together to develop technical and functional specifications for this version of the Portico Service by the applicable Target Date, to be attached hereto as EXHIBIT G when completed. Magic shall develop and provide to Intuit within sixty (60) days from the Effective Date the initial technical and functional specification for this version of the Portico Service. In the event Magic fails to deliver such initial specification or in the event Intuit does not approve the initial specification developed by Magic (it being understood and agreed that Intuit will not unreasonably withhold such approval), Intuit shall have the right to terminate this Agreement.

        4.2 PROVISION OF SERVICE, CUSTOMER SUPPORT. As between Intuit and Magic, Magic will be solely responsible for operating, providing, and administering the Portico Service offered to users of the Quicken.Com Voice Service, and Magic will provide all customer service and support for the Quicken.Com Voice Service and Portico Service (with Intuit providing [**] to Magic for the Personal Finance Feature Set as described in SECTION 2.6 and SECTION 3.4).

        4.3 FEES AND PAYMENT. As between [**], [**] will determine,[**], the fees charged to users of the Portico Service offered to users of the Quicken.Com Voice Service. [**] will bill and receive payments from these Portico Subscribers. [**] will pay [**] of the "UPGRADE REVENUE" (as defined below) received by [**], subject to SECTION 2.7(b). Within forty-five (45) days after the end of each quarter, [**] will provide [**} with a written report stating 1) the amount of Upgrade Revenue received by [**] during such quarter, 2) the total number of Upgrade Customers, total number of new Upgrade Customers, and the total number of Upgrade Customers that have cancelled their subscription, 3) usage statistics for Upgrade Customers relating to the Personal Finance Feature Set, available to [**] and agreed to by the Parties, 4) [**] of the costs of operating the Introductory QVS Version during such quarter, and 5) the [**] received by [**} during such quarter as described in SECTION 2.7(B). Accompanying each such report shall be the payment of the amount due to [**] hereunder for such quarter. As used herein, "UPGRADE REVENUE" means the fees charged by [**] to each [**] who upgrades to the [**] from the [**] ("UPGRADE CUSTOMER"), after deducting any taxes (other than income taxes), rebates (based upon programs mutually agreed to by the Parties), refunds, and credits paid or given by [**] in connection with the payment of such fees to [**], during the [**] after such upgrade.


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               ARTICLE V - GENERAL

        5.1 COOPERATION. Intuit and Magic will cooperate and use commercially reasonable efforts to assist one another from time to time in identifying and developing opportunities to market and promote the Quicken Web Site, the Quicken.Com Voice Service, and the Portico Service, provided the Portico Service includes the Personal Finance Feature Set, and other products and services of the Parties as agreed to by the Parties. The Parties will also cooperate in establishing Links between their respective web sites in a manner reasonably acceptable to both Parties. In addition, to facilitate fast access to the Intuit Personal Finance Content and Personal Financial Information, the Parties will work together to establish a high-speed connection between their respective service facilities; the Parties will share equally the costs of establishing and maintaining this connection.

        5.2 TRADEMARK LICENSES

            (a) INTUIT MARKS. Subject to the terms and conditions set forth in this paragraph, Intuit grants to Magic a limited, non-exclusive, non-transferable license during the term of this Agreement to use the Intuit Marks in connection with the marketing, promotion, and administration of the Personal Finance Feature Set and the Quicken.Com Voice Service as described in SECTIONS 2.5 and 3.4. Before making use of any Intuit Mark, Magic will provide Intuit with a sample of the proposed use of the Intuit Mark for prior approval by Intuit. If Intuit does not approve in writing the proposed use of the Intuit Mark within [**] after receipt of the sample from Magic, Intuit will be deemed to have disapproved the proposed use. If Intuit disapproves the proposed use of the Intuit Mark, Magic will modify or cancel the proposed use. In addition, Magic will comply with Intuit's then-current, trademark usage guidelines or policies that Intuit may furnish to Magic in writing from time to time concerning use of the Intuit Marks. A copy of such guidelines in effect as of the Effective Date is set forth in EXHIBIT H attached and incorporated herein. All use of the Intuit Marks hereunder will inure to the benefit of Intuit. Intuit has and will retain exclusive ownership of the Intuit Marks, and Magic will not contest or challenge, or do anything inconsistent with, Intuit's exclusive ownership of the Intuit Marks. Without limiting the generality of the foregoing, Magic may not affix, or append to, or place any of its trademarks, trade names, or logos, on or in close proximity to, the Intuit Marks in a manner that results or could result in the creation of a unitary composite mark.

            (b) MAGIC MARKS. Subject to the terms and conditions set forth in this paragraph, Magic grants to Intuit a limited, non-exclusive, non-transferable license during the term of this Agreement to use the Magic Marks in connection with the advertising, marketing, and promotion of the Personal Finance Feature Set, the Quicken.Com Voice Service, and the Portico Service. Before making use of any Magic Mark, Intuit will provide Magic with a sample of the proposed use of the Magic Mark for prior approval by Magic. Once such sample is approved no further approval is required for subsequent uses of the Magic Mark in a manner similar to such sample. If Magic does not approve in writing the proposed use of the Magic Mark within [**] after receipt of the sample from Intuit, Magic will be deemed to have disapproved the proposed use. If Magic disapproves the proposed use of the Magic Mark, Intuit will modify or cancel the proposed use. In addition, Intuit will comply with Magic's then-current trademark usage guidelines or policies that Magic may furnish to Intuit in writing from time to time concerning use of the Magic Marks. A copy of such guidelines in effect as of the Effective Date is set forth in EXHIBIT I attached and incorporated herein. All use of the Magic Marks hereunder will inure to the benefit of Magic. Magic has and will retain exclusive ownership of the Magic Marks, and Intuit will not contest or challenge, or do anything inconsistent with, Magic's exclusive ownership of the Magic Marks. Without limiting the generality of the foregoing, Intuit

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

may not affix, or append to, or place any of its trademarks, trade names, or logos, on or in close proximity to, the Magic Marks in a manner that results or could result in the creation of a unitary composite mark.

        5.3 CONFIDENTIALITY

            (a) DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" of a Party means the information and documents identified in this Agreement as confidential information of such Party, as well as any and all other information that (i) such Party considers to be confidential or proprietary to its business (including trade secrets, technical information relating to ongoing research and development, business strategies, marketing plans, customer lists, and financial data) and (ii) either
(A) is clearly labeled or identified in writing as confidential or proprietary when disclosed to the other Party or (B) the other Party knew was considered confidential or proprietary by the other Party.

            (b) GENERAL CONFIDENTIALITY OBLIGATIONS. Each Party agrees that it will (i) not disclose the other Party's Confidential Information to any third party (other than independent contractors as provided below); (ii) use the other Party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (iii) disclose the other Party's Confidential Information only to those of its employees and independent contractors who need to know such information for purposes of this Agreement and who are bound by confidentiality agreements containing terms no less restrictive than those in this SECTION 5.3; and (iv) protect all Confidential Information of the other Party from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care.

            (c) EXCEPTIONS. Each Party's obligations with respect to any portion of the other Party's Confidential Information will terminate when the receiving Party can document that (i) such Confidential Information was in the public domain at the time it was communicated to the receiving Party by the disclosing Party; (ii) such Confidential Information entered the public domain after it was communicated to the receiving Party by the disclosing Party through no fault of the receiving Party; (iii) such Confidential Information was in the receiving Party's possession free of any obligation of confidence at the time it was communicated to the receiving Party by the disclosing Party; or (iv) such Confidential Information was developed by employees or agents of the receiving Party independently of and without reference to any Confidential Information communicated to the receiving Party by the disclosing Party. In addition,
SECTION 5.3(B) will not be construed to prohibit any disclosure that is (A) necessary to establish the rights of either Party under this Agreement or (B) required by a valid court order or subpoena, provided in the latter case that the Party required to make such disclosure notifies the other Party (whose Confidential Information is to be disclosed) thereof promptly and in writing and cooperates with the other Party if the other Party seeks to contest or limit the scope of such disclosure.

            (d) TERMS OF AGREEMENT. Neither Party will disclose the existence or any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors, except (i) pursuant to a mutually acceptable press release or as otherwise approved by the other Party in writing; (ii) in connection with a contemplated change of control of such Party or sale of such Party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other Party hereto before such disclosure is made); or (iii) as may be required by law.

        5.4 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. As between Intuit and Magic, subject to each Party's ownership of its trademarks as provided in
SECTION 5.1, ownership of the Intellectual Property Rights under this Agreement are as follows.

            (a) Intuit will retain exclusive ownership of all Intellectual Property Rights in the Intuit Personal Finance Content, the Intuit Personal Finance Technology, the Quicken Web Site, the Personal Financial Information, the Quicken Deliverables, the Intuit Deliverables and any modifications, improvements, enhancements, and Derivatives made to or from any of the foregoing by either Party in connection with this Agreement.

            (b) Except as set forth in SECTION 5.4 (c) below, Magic will retain exclusive ownership of all Intellectual Property Rights in the Portico Service, the Portico Technology, the Portico Service GUI, the Portico Service VUI, the Magic Deliverables, the Personal Finance Feature Set, and the Quicken.Com Voice Service (subject to Intuit's ownership rights set forth in SECTION 5.4 (a) above).

            (c) Intuit will retain exclusive ownership of all Intellectual Property Rights in (i) any Voice Service Upgrade paid for by Intuit pursuant to
SECTION 2.8 above, and (ii) any Upgrade paid for by Intuit pursuant to SECTION
3.7 above.

            (d) Each Party agrees to cooperate with the other Party in executing and filing any documents and taking any other action necessary or reasonably requested by the other Party in order to give effect to the foregoing allocation of Intellectual Property Rights.

        5.5 INDEMNIFICATION

            (a) BY INTUIT. Intuit will defend, at its own expense, all suits or actions against Magic brought by third parties based upon claims that (A) the Intuit Marks, the Intuit Personal Finance Technology, the Quicken Web Site, the Intuit Deliverables, the Quicken Deliverables, the Intuit Personal Finance Content, as provided by Intuit, infringes or misappropriates any Intellectual Property Right of a third party or (B) the delivery of the Intuit Personal Finance Content to Magic or to any subscriber of the Quicken.Com Voice Service or any version of the Portico Service (provided such content has not been modified by Magic or such subscriber) violates any law and Intuit will pay all amounts agreed to in a monetary settlement of such claims and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in SECTION 5.10 and subject to the conditions that (i) Magic give Intuit prompt written notice of the claim, (ii) Magic give Intuit sole control of the defense and settlement of the claim, and (iii) Magic cooperate with Intuit, at Intuit's reasonable request and expense, in the defense or settlement of the claim. Magic may, at its own expense, participate in any such suit or action with counsel of its own choice.

            (b) BY MAGIC. Magic will defend, at its own expense, all suits or actions against Intuit brought by third parties based upon claims that (A) all versions of the Quicken.Com Voice Service, the Magic Marks, the Magic Deliverables, the Portico Technology, the Portico Service, the Portico Service GUI, or the Portico Service VUI infringes or misappropriates any Intellectual Property Right of a third party or (B) the delivery of the Portico Service and all versions of the Quicken.Com Voice Service (other than the Intuit Personal Financial Content) violates any law and Magic will pay all amounts agreed to in a monetary settlement of such claims and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in
SECTION 5.10 and subject to the conditions that (i) Intuit give Magic prompt written notice of the claim, (ii) Intuit give Magic sole control of the defense and settlement of the claim, and (iii) Intuit cooperate with Magic, at Magic's reasonable request and expense, in the defense or settlement of the claim. Intuit may, at its own expense, participate in any such suit or action with counsel of its own choice.

        5.6 AUDIT RIGHTS. Magic will keep complete and accurate records regarding the Premium Options Fees, the Voice Service Revenue, the Upgrade Revenue, the payments received by Magic from sponsors and advertisers of the Introductory QVS Version of the Quicken.Com Voice Service, and Intuit's Share of the costs of operating the Introductory QVS Version of the Quicken.Com Voice Service. During the term of this Agreement and for two (2) years thereafter, Intuit will have the right to have an inspection and audit of Magic's relevant books and records conducted by an independent audit professional chosen and paid by Intuit and reasonably acceptable to Magic, no more often than once every twelve (12) months (except as specified below), during regular business hours at Magic's offices and in a manner that does not interfere with Magic's business operations. If any such audit reveals that Magic has underpaid or overpaid the amounts owed to Intuit under this Agreement, then 1) Magic will promptly pay to Intuit the amount owed or Intuit will promptly refund to Magic the amount overpaid, as the case may be, and 2) Intuit may conduct a further audit within such twelve (12) month audit period.

        5.7 TAXES. Intuit will be solely responsible for all applicable taxes or other governmental fees, charges, or assessments imposed on or resulting from the fees paid to Intuit hereunder. Magic will be solely responsible for all applicable taxes or other governmental fees, charges, or assessments imposed on or resulting from the fees collected by Magic under this Agreement other than income taxes due from Intuit on the fees paid by Magic to Intuit hereunder.

        5.8 DOWNSTREAM LIABILITY DISCLAIMERS. Before Magic begins providing the Personal Finance Feature Set or the Quicken.Com Voice Service, Magic will provide Intuit with a copy of Magic's then-current form of subscriber agreement for the Portico Service or the Quicken.Com Voice Service, as the case may be, and Intuit will have a reasonable period of time, not to exceed forty-five (45) days, to notify Magic if Intuit wants Magic to include any additional liability or warranty disclaimers, proprietary rights notices, or similar clauses in such form of agreement. Magic will comply with any reasonable request by Intuit. Similarly, before Magic begins providing the Quicken.Com Voice Service, Magic will notify Intuit if Magic wants Intuit to include any additional liability or warranty disclaimers, proprietary rights notices, or similar clauses regarding the Quicken.Com Voice Service in the "TERMS AND CONDITIONS OF USE" posted on the Quicken Web Site, and Intuit will comply with any reasonable request by Magic. Neither Party will modify or remove any such disclaimers, notices, or other clauses without the prior written consent of the other Party.

        5.9 WARRANTY DISCLAIMERS. NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER PARTY, EXPRESS OR IMPLIED, REGARDING SUCH PARTY'S PRODUCTS, SERVICES, DELIVERABLES, OR TECHNOLOGY, INCLUDING THE PORTICO SERVICE, PERSONAL FINANCE FEATURE SET, QUICKEN WEB SITE, QUICKEN.COM VOICE SERVICE, PORTICO TECHNOLOGY, INTUIT PERSONAL FINANCE TECHNOLOGY, INTUIT PERSONAL FINANCE CONTENT, MAGIC DELIVERABLES, INTUIT DELIVERABLES, AND QUICKEN DELIVERABLES AND EACH PARTY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT WITH RESPECT TO THE FOREGOING.

        5.10 LIMITATION OF LIABILITY. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, IN CONNECTION WITH THIS AGREEMENT. EXCEPT FOR AMOUNTS OWED BY MAGIC TO INTUIT UNDER SECTIONS 2.7, 3.6, AND 4.3 AND EXCEPT FOR OBLIGATIONS OF

EITHER PARTY UNDER SECTION 5.5, AND EXCEPT IN THE EVENT OF AN UNCURED BREACH OF SECTIONS 5.2, 5.3 AND 5.4, THE TOTAL, CUMULATIVE LIABILITY OF EACH PARTY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT, OR OTHERWISE, WILL NOT EXCEED [**].

        5.11 TERM AND TERMINATION.

            (a) The term of this Agreement will begin as of the Effective Date and will continue for a period of two (2) years thereafter ("INITIAL TERM) the Agreement will automatically renew for additional one (1) year periods ("RENEWAL TERM"), unless one of the following occurs: (i) either party terminates this Agreement earlier as specified in this SECTION 5.11; or (ii) either party provides written notice to the other sixty (60) days prior to the expiration of the Initial Term or any Renewal Term.

            (b) Each Party will have the right to terminate this Agreement upon written notice to the other Party if (i) the other Party has committed a material breach of this Agreement, (ii) the other Party has not cured such breach within a reasonable period of time of no less than sixty (60) days after receipt of written notice of such breach from the other Party, and (iii) such breach remains uncured as of the effective date of termination.

            (c) In addition, this Agreement will automatically terminate if both the Quicken.Com Voice Service has not been commercially released, and the Launch Date has not occurred, by December 31, 1999 (or such other date as the Parties may agree in writing).

            (d) Upon termination of this Agreement for any reason and upon Intuit's request, Magic will continue to offer the Quicken.Com Voice Service, on a non-exclusive basis, to Quicken.Com Voice Service customers for a period not to exceed ninety (90) days ("WIND DOWN PERIOD").

            (e) Upon termination of this Agreement for any reason and upon completion of the Wind Down Period, if any, (i) each Party will promptly return all Confidential Information of the other Party, (ii) Magic will pay all outstanding amounts owed to Intuit under this Agreement within forty-five (45) days after the effective date of such termination, and (iii) the following provisions will nonetheless remain in effect: ARTICLE I ("Definitions") and all of ARTICLE V ("General") except SECTIONS 5.1 ("Cooperation"), 5.2 ("Trademark Licenses"), and 5.8 ("Downstream Liability Disclaimers").

            (f) In the event the Agreement is (i) terminated by Intuit pursuant to SECTION 5.11 (b) above, or (ii) terminated by Magic pursuant to SECTION 5.11
(a), in addition to the provisions in SECTION 5.11 (e) above, SECTION 4.3 (Fees and Payments) will nonetheless remain in effect.

        5.12 RELATIONSHIP OF PARTIES. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the Parties. Neither Party will have the authority to act or create any binding obligation on behalf of the other Party, and neither Party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other Party.

        5.13 NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other Party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

when delivery is refused). Any such notices sent to Magic must be addressed to the attention of its General Counsel. Each Party may change its address for receipt of notices by giving notice of the new address to the other Party.

        5.14 GOVERNING LAW AND VENUE. This Agreement will be governed by and interpreted in accordance with the laws of the State of California as such laws apply to contracts made between California residents to be performed entirely within California. The United Nations Convention for the Sale of International Goods will not apply to this Agreement. Any suit, action or proceeding arising from or relating to this Agreement must be brought in a federal court in the Northern District of California or in state court in Santa Clara County, California, and each Party irrevocably consents to the jurisdiction and venue of any such court in any such suit, action or proceeding.

        5.15 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of SECTION 5.3 by either Party will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching Party will therefore be entitled to seek timely injunctive relief to protect such Party's rights under this Agreement in addition to any and all remedies available at law.

        5.16 WAIVER. The failure of either Party to require performance by the other Party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either Party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

        5.17 SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

        5.18 ASSIGNMENT. Neither this Agreement nor any rights or obligations of either Party under this Agreement may be assigned in whole or in part without the prior written consent of the other Party except in connection with a merger or sale of all or substantially all of the business or assets of the assigning Party. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the Parties.

        5.19 FORCE MAJEURE. Neither Party will be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including acts or omissions of government or military authority, acts of God, shortages of materials, transportation delays, earthquakes, fires, floods, labor disturbances, riots, or wars.

        5.20 FULL POWER. Each Party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on such Party's behalf has been duly authorized and empowered to enter into this Agreement.

        5.21 CONSTRUCTION. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to."

        5.22 ENTIRE AGREEMENT AND AMENDMENT. This Agreement together with the Exhibits completely and exclusively states the agreement of the Parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, or other communications between the Parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts (each of which will be deemed an original and all of which will be deemed to be one instrument) and may be amended only in a document signed by both Parties.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

INTUIT INC.                                  GENERAL MAGIC, INC.


By: /s/ Mark R. Gomes                    By: /s/ Steven Markman
   --------------------------------         ------------------------------------
Name: Mark R. Gomes                      Name: Steven Markman
      -----------------------------            ---------------------------------
Title: Senior Vice President             Title: Chairman, President & CEO
       ----------------------------             --------------------------------

                                    EXHIBIT A

                                  INTUIT MARKS

                                    EXHIBIT B

                                   MAGIC MARKS

                                    EXHIBIT C

                                  TARGET DATES

                                    EXHIBIT D

                  SPECIFICATIONS FOR QUICKEN.COM VOICE SERVICE

                                    EXHIBIT E

                 SPECIFICATIONS FOR PERSONAL FINANCE FEATURE SET

                                    EXHIBIT F

                                  PROJECT PLAN

                                    EXHIBIT G

                   SPECIFICATIONS FOR PORTICO SERVICE UPGRADE

                                    EXHIBIT H

                           INTUIT TRADEMARK GUIDELINES

1.  INTUIT TRADEMARKS MUST BE USED AS ADJECTIVES, NOT NOUNS
Trademarks are adjectives, and should always be used with the generic term that they modify. For example:

        CORRECT:    Quicken(R) software is an excellent product.
        INCORRECT:  Quicken(R) is the ideal product for your needs.

The above is the most important rule of trademark usage. The word "software," or similar generic language (i.e. "personal finance software"), should immediately follow all Intuit trademarks in each piece of advertising, promotion or other written material. On occasion, the generic term may be omitted where the immediate context makes it clear that a generic term is intended, such as in repetitive uses of the trademark within a single paragraph or section, but these exceptions should be used with care. The generic term should always be used at the beginning of a piece and at significant points subsequently. In addition, Intuit trademarks must not be used as possessives. (This follows from the principle that trademarks are adjectives, not nouns.) For example:

        CORRECT:    The efficiency of QuickBooks(R) Pro software is outstanding.
        INCORRECT:  QuickBooks(R) Pro's efficiency is outstanding.

2. RETAIN THE DISTINCTIVE APPEARANCE OF INTUIT TRADEMARKS WITHOUT USING SPECIALIZED TYPE OR LOGO FORMS Intuit trademarks should always be presented in a distinctive, but non-stylized fashion. Special typefaces/fonts should not be used, and Company logos and typefaces cannot be used. This means that the marks must appear in a regular typeface while retaining their distinctive capitalization and/or spacing. Marks may also appear in all upper-case letters while retaining correct spacing. For Example:

        CORRECT:    TurboTax(R) software; or TURBOTAX(R) software
        INCORRECT:  Turbo Tax  software

3. USE APPROPRIATE STATUS AND OWNERSHIP LEGENDS WITH INTUIT TRADEMARKS All Intuit- and subsidiary-owned Registered trademarks should appear with the "(R)" symbol directly next to the mark and generally in superscript form. Intuit trademarks that are not registered should appear with the superscript "TM". The appropriate legend must be used each time an Intuit trademark is printed. (Please contact Intuit if you need information on the registration status of a particular trademark.) In addition, all written documents, displays or advertisements which include an Intuit trademark must contain the appropriate ownership legend, ideally at the beginning of the piece. For example:

        Quicken(R) is a registered trademark of Intuit Inc.

4. DO NOT USE INTUIT TRADEMARKS IN COMPANY NAMES OR ON DIRECT BUSINESS SOURCE IDENTIFIERS Intuit trademarks may not be used in company names or on direct business source identifiers like stationery, business cards, and company signs. These items identify the name of a business and, thus, the source of its products or services. In order to avoid any possible confusion with regard to the source of Intuit products, no use of Intuit trademarks on these identifiers is allowed. (Of course, the use of Intuit trademarks in detailed brochures, certain advertisements, presentations and the like, is permitted as long as all of the other guidelines contained herein are followed.)

5. ONLY INTUIT MAY USE THE COMPANY TRADE NAME, TRADEMARK AND COMPANY LOGO TRADEMARK No one except Intuit may use the Company name, trademark or logo trademark in connection with the sale, provision or advertisement of any product or service. The only use of the Company name that is permitted (in connection with selling products or services) is to display the ownership legend for Intuit's trademarks, as shown in Number 4 above.

    PLEASE CONTACT TODD SANTOS AT (650) 944-3013 IF YOU HAVE ANY QUESTIONS.

                                    EXHIBIT I

                           MAGIC TRADEMARK GUIDELINES


                            [to be attached by Magic]